Exhibit 99.1

Toys “R” Us – Delaware, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	November 3, 2007	February 3, 2007	October 28, 2006 (a)
			(As restated)
ASSETS
Current Assets:
Cash and cash equivalents	$98	$401	$157
Accounts and other receivables	129	98	87
Merchandise inventories	2,240	1,141	2,131
Current deferred tax assets	30	23	30
Note receivable from affiliate	—	—	105
Prepaid expenses and other current assets	46	47	31

Total current assets	2,543	1,710	2,541
Property and equipment, net	1,852	1,805	1,667
Goodwill, net	359	359	359
Due from affiliates, net	190	100	—
Restricted cash	17	13	16
Other assets	97	104	115

	$5,058	$4,091	$4,698

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities:
Accounts payable	$1,364	$748	$934
Accrued expenses and other current liabilities	552	509	466
Income taxes payable	7	50	50
Due to affiliates, net	—	—	92
Current portion of long-term debt	29	41	38

Total current liabilities	1,952	1,348	1,580
Long-term debt	2,113	1,691	2,518
Note payable to Parent	82	77	75
Deferred tax liabilities	362	405	255
Deferred rent liabilities	173	155	131
Other non-current liabilities	71	62	51
Stockholder’s equity	305	353	88

	$5,058	$4,091	$4,698

(a)	In the fourth quarter of fiscal 2006, we identified errors in the way we had previously accounted for income taxes. As a result we have restated the accompanying consolidated financial statements.

Toys “R” Us – Delaware, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	13 Weeks Ended		39 Weeks Ended
	November 3, 2007	October 28, 2006 (b)	November 3, 2007	October 28, 2006 (b)
Net sales	$1,820	$1,694	$5,320	$5,028
Other revenues (a)	35	31	101	91

Total revenues	1,855	1,725	5,421	5,119
Cost of sales	1,202	1,131	3,469	3,311
Cost of other revenues (a)	6	9	18	17

Gross margin	647	585	1,934	1,791

Selling, general and administrative expenses (a)	677	596	1,834	1,665
Depreciation and amortization	53	50	167	179
Net gains on sales of properties	(18)	(80)	(29)	(80)
Restructuring charges and other	1	—	4	5

Total operating expenses	713	566	1,976	1,769

Operating (loss) earnings	(66)	19	(42)	22
Other (expense) income:
Interest expense (a)	(49)	(61)	(138)	(202)
Interest income (a)	—	4	5	15

Loss before income taxes	(115)	(38)	(175)	(165)
Income tax benefit	43	12	64	65

Net loss	$(72)	$(26)	$(111)	$(100)

(a)	Includes results from transactions with related parties
(b)	Certain quarter and year-to-date amounts have been reclassified (as previously reported in the Condensed Consolidated Statements of Operations for the 13 and 39 weeks ended October 28, 2006) in the current quarter presentation. Such amounts are immaterial and primarily relate to the classification of royalty income and related costs, and certain immaterial other non-product revenue in Net sales which have historically been presented as a reduction in Selling, general and administrative expenses.

Toys “R” Us – Delaware, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow

(Unaudited)

(In millions)

	13 Weeks Ended		39 Weeks Ended
	November 3, 2007	October 28, 2006	November 3, 2007	October 28, 2006
Cash Flows from Operating Activities:
Net loss	$(72)	$(26)	$(111)	$(100)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	53	50	167	179
Gains on sales of properties	(18)	(80)	(29)	(80)
Amortization of debt issuance costs	5	13	16	28
Deferred income taxes	(29)	(1)	(29)	(58)
Other	5	—	17	8
Changes in operating assets and liabilities:
Accounts and other receivables	(27)	13	(14)	(26)
Merchandise inventories	(899)	(774)	(1,083)	(954)
Prepaid expenses and other assets	(8)	(6)	(7)	(10)
Accounts payable, accrued expenses and other current liabilities	723	545	609	890
Due from and to affiliates, net	(27)	(55)	(85)	(779)
Income taxes payable and receivable	(18)	(7)	(49)	(26)

Net cash used in operating activities	(312)	(328)	(598)	(928)

Cash Flows from Investing Activities:
Capital expenditures	(94)	(53)	(170)	(111)
(Increase) decrease in restricted cash	—	(2)	(4)	1
Proceeds from sale of fixed assets and properties	41	160	51	170
Acquisition of minority interest in Toysrus.com	—	—	—	(6)

Net cash (used in) provided by investing activities	(53)	105	(123)	54

Cash Flows from Financing Activities:
Long-term debt borrowings	550	492	636	1,973
Long-term debt repayments	(178)	(258)	(232)	(1,297)
Capitalized debt issuance costs	—	—	—	(20)

Net cash provided by financing activities	372	234	404	656

Effect of exchange rate changes on cash and cash equivalents	12	(5)	14	1

Cash and cash equivalents:
Net (decrease) increase during period	19	6	(303)	(217)
Cash and cash equivalents at beginning of period	79	151	401	374

Cash and cash equivalents at end of period	$98	$157	$98	$157